UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 20, 2012

CHINA BIOLOGIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34566	75-2308816
(State or other jurisdiction of	(Commission File No.)	(IRS Employer ID No.)
incorporation or organization)

No. 14 East Hushan Road,
Tai’an City, Shandong, 271000
People’s Republic of China
(Address of Principal Executive Offices)
86-538 -620-2306
Registrant's telephone number, including area code
____________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously disclosed, the board of directors of the Company (the “Board”) increased the size of the Board from seven to nine directors. Effective on April 20, 2012, the Board appointed Mr. Zhijun Tong and Ms. Sandy (Han) Zhang as two additional independent directors of the Company.

Mr. Zhijun Tong has served as the chairman of the board of directors of several companies, including Spain Qifa Corporation Ltd., since 1996; Hong Kong Tong’s Group, since 2007; Sunstone (Qingdao) Plant Oil Co., Ltd., since 2008; Sunstone (Qingdao) Food Co., Ltd., since 2009; Shengda (Zhangjiakou) Pharmaceutical Co., Ltd., since 2011; and Shengda (Qianxi) Chinese Medicine Cultivation Co., Ltd., since 2012. He has also served as a director and a vice president of Spain International Haisitan Group since 1993. From 2007 to 2011, Mr. Tong served as the president and director of BMP Sunstone Corporation, a NASDAQ-listed pharmaceutical corporation. He is 52 years old.

Ms. Sandy (Han) Zhang has served as a consultant at Resources Global Professionals Consulting, Shanghai, since 2006. Ms. Zhang has also worked as an associate at Deloitte & Touche Corporate Finance Pte Ltd., Singapore, from May 2005 to May 2006; as a senior auditor at Deloitte & Touche LLP, Singapore, from December 2002 to May 2005; and as a financial manager at Hypac, a division of Terex Corporation, from July 1998 to July 2000. She is 39 years old.

The Company has entered into a Director Agreement and an Indemnification Agreement with each of Mr. Tong and Ms. Zhang. Under the terms of the Director Agreement, the Company agreed to pay each of Mr. Tong and Ms. Zhang a monthly fee of US$5,000 as compensation for their services as directors of the Company. Under the terms of the Indemnification Agreement, the Company agreed to indemnify Mr. Tong and Ms. Zhang against expenses, judgments, fines, penalties, or other amounts actually and reasonably incurred by them in connection with any proceeding, provided that they have acted in good faith and in the best interests of the Company. The Company also granted each of Mr. Tong and Ms. Zhang an option to purchase 20,000 shares of the Company’s common shares under the Company’s 2008 Equity Incentive Plan, which options will have an exercise price of $9.61 per share and will vest over a 12-month period, with one-half, or 10,000 shares, to vest on October 21, 2012 and the remaining 10,000 shares to vest on April 21, 2013. The description of the terms of the Director Agreement and Indemnification Agreement herein is qualified by reference to the provisions of the Director Agreement and Indemnification Agreement, the forms of which were filed as exhibits to the Company’s Form 8-K filed on July 30, 2008.

There is no family relationship between Mr. Tong or Ms. Zhang and any directors or executive officers of the Company. In addition, there has been no transaction, nor is there any currently proposed transaction, between Mr. Tong or Ms. Zhang and the Company that would require disclosure under Item 404(a) of Regulation S-K.

On April 25, 2012, the Company issued a news release announcing the above-referenced director appointments. A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
99.1	News release dated April 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2012	CHINA BIOLOGIC PRODUCTS, INC.

By: /s/ Chao Ming Zhao
Chao Ming Zhao
Chief Executive Officer